EXHIBIT 99.1

Rock of Ages

FOR IMMEDIATE RELEASE

Rock of Ages Increases Common
Stock Repurchase Authorization

CONCORD, New Hampshire, December 26, 2002...ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that its Board of Directors has voted to increase the Company's common stock repurchase authorization from 500,000 to 1,000,000 shares. The Company has repurchased 175,700 shares of common stock to date in 2002 and seeks to assure it has adequate authorization in place to take advantage of purchase opportunities as they arise in the future.

Kurt M. Swenson, Chairman and CEO stated: "We continue to believe that our stock represents an attractive investment opportunity for us as a supplement to our ongoing investments to expand our retail distribution system and our quarry operations."

About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This news release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Investor Contact:
Neil G Berkman
Berkman Associates
(310)277-5162
info@BerkmanAssociates.com

Company Contact:
Kurt Swenson
Chairman & CEO
(603)225-8397
www.RockofAges.com